UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the
Securities Exchange Act of 1934

December 18, 2003

Date of Report
(Date of earliest event reported)

T. Rowe Price Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-32191	52-2264646

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Pratt Street, Baltimore, Maryland 21202

(Address including Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 345-2000

Item 5. Other Events and Required FD Disclosure.

     On December 18, 2003, T. Rowe Price Group, Inc. issued a press release announcing that, as part of a planned succession, Vice Chairman and Chief Investment Officer M. David Testa will turn over his responsibilities as CIO to Brian C. Rogers at the end of this year and will retire from the firm and the T. Rowe Price Group Board of Directors in April 2004. A copy of the release is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K.

99	Press Release issued December 18, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 18, 2003.

T. Rowe Price Group, Inc.

By: /s/ George A. Roche, Chairman and President